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                                  EXHIBIT 21.1
                    SUBSIDIARIES OF SFX ENTERTAINMENT, INC.


                                                       State of Incorporation/
       Name                                            State of Formation
       ----                                            -----------------------

  1.   Air Show Partners                               Texas


  2.   AKG, Inc.                                       California


  3.   American Artists, Inc.                          Massachusetts


  4.   American Artists Limited, Inc.                  Massachusetts


  5.   American Broadway, Inc.                         Texas


  6.   Amphitheater Entertainment Partnership          Delaware


  7.   Ant Theatrical Productions, Inc.                New York


  8.   Ardee Festivals N.J., Inc.                      Delaware


  9.   Atlanta Concerts, Inc.                          Delaware


  10.  Audrey & Jane, Inc.                             California


  11.  Avalon Acquisition Corp.                        Delaware


  12.  Bayou Place Performance Hall                    Texas
       General Partnership


  13.  Beach Concerts, Inc.                            New York


  14.  BG Presents, Inc.                               California


  15.  BGP Acquisition, LLC                            Delaware


  16.  BGP Denver, Inc.                                Delaware


  17.  Bill Graham Enterprises, Inc.                   California


  18.  Bill Graham Management, Inc.                    California


  19.  Bill Graham Presents, Inc.                      California




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                                                        State of Incorporation/
     Name                                               State of Formation
     ----                                               -----------------------



20.  Boston Playhouse Realty, Inc.                      Massachusetts


21.  Boylston Street Theatre Corp.                      Massachusetts


22.  Broadway Concerts, Inc.                            New York


23.  Broadway Series Associates, Inc.                   Indiana


24.  Broadway Series Management, Inc.                   Ohio


25.  Broadway Series Management Group, Inc.             Ohio


26.  Camarillo Amphitheater Managing Partners, Inc.     California


27.  Concert Productions International B.V.             The Netherlands


28.  Concerts, Inc.                                     Nevada


29.  Conn Ticketing Company                             Connecticut


30.  Connecticut Amphitheater Development Corporation   Connecticut


31.  Connecticut Concerts Incorporated                  Connecticut


32.  Connecticut Performing Arts, Inc.                  Connecticut


33.  Connecticut Performing Arts Partners               Connecticut


34.  Contemporary Group Acquisition Corp.               Delaware


35.  Contemporary Group, Inc.                           Missouri


36.  Contemporary Marketing, Inc.                       Missouri


37.  Contemporary Productions Incorporated              Missouri


38.  Contemporary Sports Incorporated                   Missouri


39.  Cooley and Conlon Management Co.                   Georgia


40.  Coral Sky Amphitheater Partnership                 Delaware


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                                                        State of Incorporation/
      Name                                              State of Formation
      ----                                              -----------------------



 41.  Deer Creek Amphitheater Concerts, Inc.            Delaware


 42.  Deer Creek Amphitheater Concerts, L.P.            Delaware


 43.  Delsener/Slater Enterprises, Ltd.                 New York


 44.  DiCesare-Engler, Inc.                             Pennsylvania


 45.  DiCesare-Engler Promotions, Inc.                  Pennsylvania


 46.  DLC Corp.                                         Delaware


 47.  DLC Funding Corp.                                 Delaware


 48.  Dumb Deal, Inc.                                   New York


 49.  Eagle Eye Entertainment USA Inc.                  Delaware


 50.  Eagle Eye Entertainment, Inc.                     Ontario, Canada


 51.  EMI Acquisition Sub., Inc.                        Delaware


 52.  Entertainment Performing Arts, Inc.               Texas


 53.  Event Merchandising, Inc.                         California


 54.  Exit 116 Revisited, Inc.                          New Jersey


 55.  Falk Associates Management Enterprises, Inc.      Delaware


 56.  Festival Productions, Inc.                        Texas


 57.  Fillmore Corporation                              Delaware


 58.  Fillmore Fingers, Inc.                            California


 59.  Financial Advisory Management Enterprises, Inc.   Delaware



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                                                        State of Incorporation/
      Name                                              State of Formation
      ----                                              -----------------------



 60.  Grand Slam Sports Marketing, Inc.                 Florida


 61.  GSAC Partners                                     Delaware


 62.  High Cotton, Inc.                                 Georgia


 63.  In House Tickets, Inc.                            New York


 64.  Irvine Meadows Amphitheater                       California


 65.  Irving Plaza Concerts, Inc.                       Delaware


 66.  Magicsports-Grand Slam Management, Inc.           Florida


 67.  Magicworks Concerts, Inc.                         Florida


 68.  Magicworks Entertainment Asia Limited             Hong Kong


 69.  Magicworks Entertainment Incorporated             Delaware


 70.  Magicworks Entertainment International, Inc.      Florida


 71.  Magicworks Exhibitions Joint Venture              Florida


 72.  Magicworks Exhibitions, Inc.                      Florida


 73.  Magicworks Fashion Management, Inc.               Florida


 74.  Magicworks Merchandising, Inc.                    Florida


 75.  Magicworks Sports Management, Inc.                Florida


 76.  Magicworks Theatricals, Inc.                      Ohio


 77.  Magicworks Transportation, Inc.                   Florida


 78.  Magicworks West, Inc.                             Florida



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                                                        State of Incorporation/
      Name                                              State of Formation
      ----                                              -----------------------



 79.  Marco Entertainment, Inc.                         District of Columbia


 80.  Melody Tent and Amphitheater, Inc.                Pennsylvania


 81.  Murat Center Concerts, Inc.                       Delaware


 82.  Murat Center Concerts, L.P.                       Delaware


 83.  Network Presentations LLC                         Texas


 84.  New Avalon, Inc.                                  California


 85.  NOC, Inc.                                         Connecticut


 86.  Northeast Ticketing Company                       Connecticut


 87.  Oakdale Theater Concerts, Inc.                    Delaware


 88.  Old PCI, Inc.                                     Texas


 89.  PACE (UK)                                         United Kingdom


 90.  PACE AEP Acquisition, Inc.                        Texas


 91.  PACE Amphitheater Management, Inc.                Texas


 92.  PACE Amphitheatres, Inc.                          Texas


 93.  PACE Bayou Place, Inc.                            Texas


 94.  PACE Communications, Inc.                         Texas


 95.  PACE Concerts GP, Inc.                            Texas


 96.  PACE Concerts, Ltd.                               Texas


 97.  PACE/Contemporary Motor Sports, Ltd.              Texas


 98.  PACE Entertainment Charitable Foundation          Texas


 99.  PACE Entertainment Corporation                    Texas





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                                                        State of Incorporation/
      Name                                              State of Formation
      ----                                              -----------------------


 100. PACE Entertainment GP Corp.                       Texas


 101. PACE Entertainment Group, Ltd.                    Texas


 102. PACE Milton Keynes, Inc.                          Texas


 103. PACE Motor Sports, Inc.                           Texas


 104. PACE Music Group, Inc.                            Texas


 105. PACE Productions, Inc.                            Texas


 106. PACE Signatures Group, J.V.                       Texas


 107. PACE Theatrical Group, Inc.                       Texas


 108. PACE Touring, Inc.                                Texas


 109. PACE U.K. Holding Corporation                     Texas


 110. PACE Variety Entertainment, Inc.                  Texas


 111. Pavilion Partners                                 Delaware


 112. PEC, Inc.                                         Nevada


 113. Performing Arts Management of North Miami, Inc.   Florida


 114. Polaris Amphitheater Concerts, Inc.               Delaware


 115. PTG-Florida, Inc.                                 Florida


 116. QN Corp.                                          Connecticut


 117. Rugrats American Tour, Ltd.                       Texas


 118. SFX Acquisition Corp.                             Delaware


 119. SFX Concerts of the Midwest, Inc.                 Delaware



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                                                        State of Incorporation/
      Name                                              State of Formation
      ----                                              -----------------------



 120. SFX Concerts, Inc.                                Delaware


 121. SFX Delaware, Inc.                                Delaware


 122. SFX Network Group, L.L.C.                         Delaware


 123. SFX Sports Group, Inc.                            Delaware


 124. SFX Touring, Inc.                                 Delaware


 125. Shelli Meadows, Inc.                              California


 126. Shoreline Amphitheatre, Ltd.                      California


 127. Shoreline Amphitheatre Partners                   California


 128. SFX Radio Network, Inc.                           Pennsylvania


 129. SM/PACE, Inc.                                     Texas


 130. Southeast Ticketing Company                       Connecticut


 131. Southern Promotions, Inc.                         Georgia


 132. STEP Entertainment Services Inc.                  Canada


 133. Sunshine Concerts, L.L.C.                         Delaware


 134. Sunshine Designs, Inc.                            Delaware


 135. Sunshine Designs, L.P.                            Delaware


 136. Suntex Acquisition, Inc.                          Delaware


 137. Suntex Acquisition, L.P.                          Delaware


 138. TAP Productions, Inc.                             Massachusetts



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                                                        State of Incorporation/
      Name                                              State of Formation
      ----                                              -----------------------


 139. TBA Media, Inc.                                   California


 140. Tennis Events, Inc.                               Florida


 141. The Album Network, Inc.                           California


 142. The Booking Group, L.L.C.                         New York


 143. The Duke of York Theatre(Holdings)                United Kingdom


 144. The Jekyll Company Limited Partnership            New York


 145. International Music (Canada) Inc.                 Ontario, Canada


 146. The Wedding Tour Company                          Texas


 147. Ticket Service, Inc.                              Pennsylvania


 148. International Music Ltd.                          Bermuda


 149. International Music Tour I Ltd.                   Bermuda


 150. International Music Tour II Ltd.                  Bermuda


 151. International Music Tour I (USA) Inc.             Delaware


 152. International Music Tour II (USA) Inc.            Delaware


 153. Concert Productions (UK) Limited                  United Kingdom


 154. International Music (USA) Inc.                    Delaware


 155. Touring Artists Group, Inc. (Florida)             Florida


 156. Touring Artists Group, Inc. (Ohio)                Ohio


 157. Touring Productions, Inc.                         Texas


 158. Tremont Street Theatre Corporation II, Inc.       Massachusetts


 159. Tuneful Company, Inc.                             Texas


 160. Universal/PACE Amphitheatres Group, L.P.          Delaware


 161. Walnut Creek Amphitheater Partnership             New York


 162. Warrenton Street Theatre Corp.                    Massachusetts



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                                                        State of Incorporation/
      Name                                              State of Formation
      ----                                              -----------------------


 163. West Coast Amphitheater Corp.                     California


 164. Westbury Music Fair, L.L.C.                       Delaware


 165. Western Amphitheater Partners                     California


 166. Wolfgang Records                                  California


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